UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

GREENHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, to this Current Report on Form 8-K is the Registrant’s presentation given to investors on December 21, 2010

Statements made in the presentation include various aspects of the Registrant’s strategic, business and financial plans. Statements made in the presentation, which are not historical, are forward-looking and based on management’s estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Registrant does not undertake to update the information as posted on its website, however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 99.1	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2010	GREENHOUSE HOLDINGS, INC.

	By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Presentation Transcript regarding the matters disclosed in Item 7.01 of this Current Report on Form 8-K.